EXHIBIT 4.1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of February 6, 2019

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 19, 2018

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of February 6, 2019 by and among Fiserv, Inc., a Wisconsin corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2018, by and among the Company, the subsidiary borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders (the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement,” and as amended by this Amendment, the “Credit Agreement”).

WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to an amendment to the Existing Credit Agreement pursuant to Section 9.02(b) thereof;

WHEREAS, the Company, the Lenders party hereto, which constitute the Required Lenders, and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1. Definitions. Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to the Credit Agreement. Effective on the Amendment No. 1 Effective Date (as defined below):

(a) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto;

(b) Exhibit K to this Amendment is hereby added to the Exhibits to the Existing Credit Agreement as “Exhibit K” thereto; and

(c) Schedule 4.02(a)(ix) to this Amendment is hereby added to the Schedules to the Existing Credit Agreement as “Schedule 4.02(a)(ix)” thereto.

3. Conditions of Effectiveness. This Amendment shall become effective on the first date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a duly authorized officer of the Company, confirming (i) the representations and warranties set forth below in (1) Section 4(a) shall be true and correct in all material respects, and (2) Section 4(b) shall be true and correct, in each case, on and as of the Amendment No. 1 Effective Date and (ii) no Default has occurred and is continuing.

4. Representations and Warranties of the Company. By its execution of this Amendment, the Company hereby represents and warrants to the Lenders and the Administrative Agent on the Amendment No. 1 Effective Date as follows:

(a) This Amendment and the Credit Agreement as modified hereby constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

(b) After giving effect to the terms of this Amendment, (i) the representations and warranties of the Company set forth in Article III of the Credit Agreement (other than the representations contained in Sections 3.04(a), 3.12(b) and 3.18 of the Credit Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default has occurred and is continuing.

5. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” the “Credit Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement.

6. Miscellaneous. The provisions of Sections 9.03, 9.06 (other than the third sentence thereof), 9.09, 9.10, 9.11 and 9.12 of the Credit Agreement shall apply with like effect to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

FISERV, INC., as the Company

By	/s/ Robert W. Hau
Name: Robert W. Hau
Title: Chief Financial Officer and Treasurer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Min Park
Name: Min Park
Title: Vice President

[Signature Page to Amendment]

MUFG Bank, Ltd., as a Lender

By	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Amendment]

U.S. Bank National Association, as a Lender

By	/s/ Caroline V. Krider
Caroline V. Krider
SVP & Milwaukee Market Leader

[Signature Page to Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Jeremy Schultz
Name: Jeremy Schultz
Title: Managing Director

[Signature Page to Amendment]

SUNTRUST BANK, as a Lender

By	/s/ Will Miller
Name: Will Miller
Title: Vice President

[Signature Page to Amendment]

TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By	/s/ Michael Borowiecki
Name: MICHAEL BOROWIECKI
Title: AUTHORIZED SIGNATORY

[Signature Page to Amendment]

BMO Harris Bank, N.A., as a Lender

By	/s/ Jude M. Carlin
Name: Jude M. Carlin
Title: Senior Vice President

[Signature Page to Amendment]

Citizens Bank, N.A., as a Lender

By	/s/ Thomas Lass
Name: Thomas Lass
Title: Senior Vice President

[Signature Page to Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By	/s/ Marc Zihlmann
Name:	Marc Zihlmann
Title:	Authorized Signatory

[Signature Page to Amendment]

PNC Bank, National Association, as a Lender

By	/s/ Joseph A. Vehec
Name:	Joseph A. Vehec
Title:	Vice President

[Signature Page to Amendment]

Branch Banking and Trust Company, as a Lender

By	/s/ Matthew J. Davis
Name:	Matthew J. Davis
Title:	Senior Vice President

[Signature Page to Amendment]

KeyBank National Association, as a Lender

By	/s/ David A. Wild
Name:	David A. Wild
Title:	Senior Vice President

[Signature Page to Amendment]

THE HUNTINGTON NATIONAL BANK, as a Lender

By	/s/ Mark Zobel
Name:	Mark Zobel
Title:	Vice President

[Signature Page to Amendment]

Associated Bank, N.A., as a Lender

By	/s/ Dan Holzhauer
Name:	Dan Holzhauer
Title:	SVP

[Signature Page to Amendment]

COMERICA BANK, as a Lender

By	/s/ John Lascody
Name:	John Lascody
Title:	Vice President

[Signature Page to Amendment]

Annex I

[attached]

ANNEX I

~~EXECUTION COPY~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 19, 2018

among

FISERV, INC.

The Subsidiary Borrowers From Time to Time Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

BANK OF AMERICA, N.A., MUFG BANK, LTD.,

U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Syndication Agents

and

SUNTRUST BANK, THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

BMO HARRIS BANK N.A., CITIZENS BANK, N.A.,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH and PNC BANK, NATIONAL ASSOCIATION

as Documentation Agents

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MUFG BANK, LTD.,

U.S. BANK NATIONAL ASSOCIATION and

WELLS FARGO SECURITIES, LLC

as Joint Bookrunners and Joint Lead Arrangers

Page
1
ARTICLE I DEFINITIONS	~~1~~2

SECTION 1.01. DEFINED TERMS	~~1~~2
SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS	~~29~~31
SECTION 1.03. TERMS GENERALLY	~~29~~31
SECTION 1.04. ACCOUNTING TERMS; GAAP	~~29~~32
SECTION 1.05. INTEREST RATES	~~30~~32
SECTION 1.06. CERTAIN CALCULATIONS	~~30~~32
SECTION 1.07. AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT	~~30~~32
SECTION 1.08. LUXEMBOURG TERMS	~~31~~33

ARTICLE II THE CREDITS	~~31~~33

SECTION 2.01. COMMITMENTS	~~31~~33
SECTION 2.02. LOANS AND BORROWINGS	~~31~~34
SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS	~~32~~34
SECTION 2.04. DETERMINATION OF DOLLAR AMOUNTS	~~33~~35
SECTION 2.05. SWINGLINE LOANS	~~33~~36
SECTION 2.06. LETTERS OF CREDIT	~~35~~37
SECTION 2.07. FUNDING OF BORROWINGS	~~41~~43
SECTION 2.08. INTEREST ELECTIONS	~~41~~44
SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS	~~43~~45
SECTION 2.10. REPAYMENT OF LOANS; EVIDENCE OF DEBT	~~44~~46
SECTION 2.11. PREPAYMENT OF LOANS	~~45~~47
SECTION 2.12. FEES	~~45~~48
SECTION 2.13. INTEREST	~~47~~49
SECTION 2.14. ALTERNATE RATE OF INTEREST	~~47~~50
SECTION 2.15. INCREASED COSTS	~~49~~51
SECTION 2.16. BREAK FUNDING PAYMENTS	~~50~~53
SECTION 2.17. TAXES	~~51~~53
SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS	~~58~~60
SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	~~59~~62
SECTION 2.20. EXPANSION OPTION	~~60~~63
SECTION 2.21. MARKET DISRUPTION	~~62~~65
SECTION 2.22. JUDGMENT CURRENCY	~~63~~65
SECTION 2.23. DESIGNATION OF SUBSIDIARY BORROWERS	~~63~~66
SECTION 2.24. DEFAULTING LENDERS	~~64~~66
SECTION 2.25. EXTENSION OF MATURITY DATE	~~66~~68

ARTICLE III REPRESENTATIONS AND WARRANTIES	~~68~~70

SECTION 3.01. EXISTENCE AND POWER	~~68~~70
SECTION 3.02. AUTHORITY	~~68~~70
SECTION 3.03. BINDING AGREEMENTS	~~68~~70
SECTION 3.04. LITIGATION	~~68~~71
SECTION 3.05. NO CONFLICTING AGREEMENTS	~~68~~71
SECTION 3.06. TAXES	~~69~~71
SECTION 3.07. GOVERNMENTAL REGULATIONS	~~69~~72
SECTION 3.08. FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS	~~69~~72

(continued)

Page
SECTION 3.09. DISCLOSURE	~~69~~72
SECTION 3.10. PLANS	~~70~~72
SECTION 3.11. ENVIRONMENTAL MATTERS	~~70~~73
SECTION 3.12. FINANCIAL STATEMENTS	~~71~~73
SECTION 3.13. MATERIAL SUBSIDIARIES	~~71~~73
SECTION 3.14. OFAC AND ANTI-CORRUPTION LAWS	~~71~~74
SECTION 3.15. EEA FINANCIAL INSTITUTIONS	~~72~~74
SECTION 3.16. DOMICILIATION; CENTRE OF MAIN INTERESTS	~~72~~74
SECTION 3.17. WORKS COUNCIL	~~72~~75
SECTION 3.18. USE OF PROCEEDS	75

ARTICLE IV CONDITIONS	~~72~~75

SECTION 4.01. EFFECTIVE DATE	~~72~~75
SECTION 4.02. EACH CREDIT EVENT	~~73~~76
SECTION 4.03. DESIGNATION OF A SUBSIDIARY BORROWER	~~74~~78

ARTICLE V AFFIRMATIVE COVENANTS	~~75~~79

SECTION 5.01. LEGAL EXISTENCE	~~75~~79
SECTION 5.02. TAXES	~~75~~79
SECTION 5.03. INSURANCE	~~75~~79
SECTION 5.04. PERFORMANCE OF OBLIGATIONS	~~75~~79
SECTION 5.05. CONDITION OF PROPERTY	~~76~~80
SECTION 5.06. OBSERVANCE OF LEGAL REQUIREMENTS	~~76~~80
SECTION 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION	~~76~~80
SECTION 5.08. RECORDS	~~77~~81
SECTION 5.09. AUTHORIZATIONS	~~78~~82
SECTION 5.10. LOAN PARTY LOCATION	~~78~~82
SECTION 5.11. FISCAL UNITY FOR DUTCH TAX PURPOSES	~~78~~82

ARTICLE VI NEGATIVE COVENANTS	~~78~~82

SECTION 6.01. SUBSIDIARY INDEBTEDNESS	~~78~~82
SECTION 6.02. LIENS	~~79~~83
SECTION 6.03. ASSET SALES	~~80~~84
SECTION 6.04. MERGERS AND ACQUISITIONS	~~81~~85
SECTION 6.05. PARI PASSU OBLIGATIONS	~~81~~85
SECTION 6.06. TRANSACTIONS WITH AFFILIATES	~~81~~85
SECTION 6.07. [INTENTIONALLY OMITTED]	~~81~~85
SECTION 6.08. FINANCIAL COVENANTS	~~81~~85
SECTION 6.09. OFAC AND ANTI-CORRUPTION LAWS	~~82~~86

ARTICLE VII EVENTS OF DEFAULT	~~83~~87

ARTICLE VIII THE ADMINISTRATIVE AGENT	~~85~~89

SECTION 8.01. AUTHORIZATION AND ACTION	~~85~~89
SECTION 8.02. ADMINISTRATIVE AGENT’S RELIANCE, INDEMNIFICATION, ETC	~~87~~91
SECTION 8.03. POSTING OF COMMUNICATIONS	~~88~~92
SECTION 8.04. THE ADMINISTRATIVE AGENT INDIVIDUALLY	~~89~~93
SECTION 8.05. SUCCESSOR ADMINISTRATIVE AGENT	~~90~~94

(continued)

Page
SECTION 8.06. ACKNOWLEDGEMENT OF LENDERS AND ISSUING BANKS	~~90~~94
SECTION 8.07. CERTAIN ERISA MATTERS	~~91~~95

ARTICLE IX MISCELLANEOUS	~~93~~97

SECTION 9.01. NOTICES	~~93~~97
SECTION 9.02. WAIVERS; AMENDMENTS	~~94~~98
SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER	~~96~~100
SECTION 9.04. SUCCESSORS AND ASSIGNS	~~98~~102
SECTION 9.05. SURVIVAL	~~103~~107
SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	~~103~~108
SECTION 9.07. SEVERABILITY	~~104~~108
SECTION 9.08. RIGHT OF SETOFF	~~104~~108
SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~104~~109
SECTION 9.10. WAIVER OF JURY TRIAL	~~106~~110
SECTION 9.11. HEADINGS	~~106~~110
SECTION 9.12. CONFIDENTIALITY	~~106~~110
SECTION 9.13. USA PATRIOT ACT	~~107~~111
SECTION 9.14. INTEREST RATE LIMITATION	~~107~~112
SECTION 9.15. NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~108~~112
SECTION 9.16. ATTORNEY REPRESENTATION	~~108~~113
SECTION 9.17. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	~~109~~113

ARTICLE X COMPANY GUARANTEE	~~109~~113

(continued)

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.13	—	List of Material Subsidiaries
Schedule 4.02(a)(ix) — List of First Data Debt Instruments
Schedule 6.01	—	List of Existing Indebtedness

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	—	Form of Opinion of Chief Legal Officer of the Company
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of Borrowing Subsidiary Agreement
Exhibit F-2	—	Form of Borrowing Subsidiary Termination
Exhibit G	—	[Intentionally Omitted]
Exhibit H	—	Form of Compliance Certificate
Exhibit I-1	—	Form of Borrowing Request
Exhibit I-2	—	Form of Interest Election Request
Exhibits J-1-4 Exhibit K	— —	Form of U.S. Tax Compliance Certificates Form of Solvency Certificate

THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of September 19, 2018 among FISERV, INC., the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., MUFG BANK, LTD., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agents and SUNTRUST BANK, THE TORONTO-DOMINION BANK, NEW YORK BRANCH, BMO HARRIS BANK N.A., CITIZENS BANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH and PNC BANK, NATIONAL ASSOCIATION, as Documentation Agents.

WHEREAS, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Second Amended and Restated Credit Agreement, dated as of April 30, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Company, the Lenders, the Departing Lenders (as hereafter defined) and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Company outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Company to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means, with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by merger or consolidation (where the Company or any of its Subsidiaries is ultimately the surviving or continuing entity), devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the Control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business. “Acquired” shall have a correlative meaning. Notwithstanding the foregoing, “Acquisition” shall not include any transaction or series of related transactions solely among the Company and/or one or more of its Subsidiaries.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 16, 2019, among the Company, First Data and 300 Holdings, Inc. (together with the exhibits and schedules thereto), as modified, amended, supplemented, consented to or waived from time to time.

“Acquisition Agreement Representations” means such of the representations and warranties made by First Data with respect to First Data and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Company or its applicable affiliates have the right (taking into account any applicable cure provisions set forth in the Acquisition Agreement) to decline to consummate the Specified Acquisition or to terminate the obligations of the Company or its applicable affiliates (or otherwise do not have an obligation to close) under the Acquisition Agreement as a result of a breach of such representations and warranties.

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Additional Qualified Acquisition” means any Acquisition if the aggregate consideration paid or to be paid by the Company or a Material Subsidiary in respect of such Acquisition is equal to or greater than $1,000,000,000.

“Additional Qualified Acquisition Adjusted Covenant Period” has the meaning assigned to such term in Section 6.08(a).

“Adjusted Covenant Period” means a Qualified Acquisition Adjusted Covenant Period or an Additional Qualified Acquisition Adjusted Covenant Period, as the case may be.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person (other than a consolidated subsidiary of such Person) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $2,000,000,000.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (A) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (B) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable good faith determination and (C) that is agreed to by the Administrative Agent and each of the Lenders.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1” means that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of February 6, 2019, among the Company, the Lenders party thereto, and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means (i) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $50,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $50,000,000, (iii) with respect to MUFG Bank, Ltd. in its capacity as an Issuing Bank under this Agreement, $50,000,000, (iv) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $50,000,000, (v) with respect to Wells Fargo Bank, National Association in its capacity as an Issuing Bank under this Agreement, $50,000,000 and (vi) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Revolving Loan or any ABR Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread” or “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by two (2) nationally recognized rating agencies as selected by the Company and agreed to by the Administrative Agent and thereafter disclosed to the Lenders, respectively, applicable on such date to the Index Debt (the “Index Debt Ratings”) (it being understood and agreed that each of (i) S&P, (ii) Moody’s and (iii) Fitch shall be acceptable for all purposes of this definition):

Index Debt Ratings:	Eurocurrency Spread	ABR Spread	Facility Fee Rate
Category 1: A3 or A- or higher	0.90%	0%	0.100%
Category 2: Baa1 or BBB+	1.015%	0.015%	0.110%
Category 3: Baa2 or BBB	1.10%	0.10%	0.150%
Category 4: Baa3 or BBB-	1.20%	0.20%	0.175%
Category 5: Ba1 or BB+ or lower	1.40%	0.40%	0.225%

For purposes of the foregoing,

(i) if either such rating agencies shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5;

(ii) if the Index Debt Ratings established or deemed to have been established by such rating agencies shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings;

(iii) if the Index Debt Ratings established or deemed to have been established by such rating agencies shall be changed (other than as a result of a change in the rating system of either rating agency), such change shall be effective as of the date on which such change is first publicly announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.07 or otherwise; and

(iv) each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either rating agency shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Category shall be determined by reference to the rating (and the Category applicable thereto) most recently in effect prior to such change or cessation.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdictions” means Luxembourg, Netherlands, the United States and England and Wales.

“Arrangers” means each of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer organized in the United States that is wholly-owned by Bank of America Corporation and to which (i) all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement and (ii) MLPFS assigns its rights and obligations as an arranger under syndicated credit facility commitment letters generally), MUFG Bank, Ltd., U.S. Bank National Association and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bail-In Lender” is defined in Section 2.19(b).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit I-1 or such other form as the Administrative Agent may approve from time to time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Stock of the Company; (b) during any period of up to three consecutive calendar years commencing on or after the Effective Date, individuals (i) who were directors of the Company on the first day of such period or (ii) whose election or nomination for election to the board of directors of the Company was recommended or approved by at least a majority of directors who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Company; or (c) the Company ceasing to own, directly or indirectly, 100% of the Stock of each Subsidiary Borrower.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Combination” has the meaning assigned to such term in Section 2.09(c).

“Combined Lender” has the meaning assigned to such term in Section 2.09(c).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Company” means Fiserv, Inc., a Wisconsin corporation.

“Compliance Certificate” means a certificate substantially in the form of Exhibit H.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means the Company and the Subsidiaries on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Country Risk Event” means:

(i) any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(a) changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to any Issuing Bank, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(b) changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(c) preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(ii) force majeure; or

(iii) any similar event

which, in relation to (i), (ii) and (iii), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Credit Event” means a Borrowing, the issuance, renewal or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Designated Borrower” means, unless otherwise specified by the Administrative Agent to the Company and the Lenders, any Subsidiary Borrower that is organized under the laws of Luxembourg or any other jurisdiction designated from time to time by the Administrative Agent due to operational limitations relating to the ability to fund ABR Loans to such Subsidiary Borrower.

“Designated Loan” means a Loan denominated in Dollars to a Designated Borrower.

“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Institutions” means (A) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (B) Persons that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors (or Affiliate thereof, to the extent such Affiliate (x) is clearly identifiable as an affiliate of such competitor solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such competitor) of the Company or its Subsidiaries, and each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (ii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iii) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Documentation Agent” means each of SunTrust Bank, The Toronto-Dominion Bank, New York Branch, BMO Harris Bank N.A., Citizens Bank, N.A., Credit Suisse AG, Cayman Islands Branch and PNC Bank, National Association in its capacity as documentation agent for the credit facility evidenced by this Agreement.

“Dollar Amount” of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with such Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, or any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.

“Dutch Borrower” means any Borrower that is incorporated under the laws of the Netherlands or otherwise exists in the Netherlands.

“Dutch CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the Dutch CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the Dutch CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“EBITDA” means, with respect to any Person for any period, the consolidated net earnings of such Person in respect of such period, plus, without duplication, the sum of each of the following with respect to such Person on a consolidated basis for such period to the extent deducted in the determination of such net earnings: (i) interest expense, (ii) provision for taxes, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business (provided that, on and after December 15, 2015, the foregoing reference to “extraordinary” losses shall be deemed to refer to losses that are both “unusual” and “infrequent” in accordance with GAAP and as described in the Financial Accounting Standards Update No. 2015-01: Income Statement – Extraordinary and Unusual Items (Subtopic 225-20)), (vi) stock-based non-cash compensation expense, (vii) other non-cash charges, losses and expenses and other non-cash items, (viii) fees and expenses incurred during such period in connection with the credit facility evidenced by this Agreement or in connection with an Acquisition or other investment permitted hereunder, (ix) cash non-recurring fees, expenses, costs, charges and losses in respect of discontinued operations, the issuance or incurrence of debt, the issuance of equity interests, casualty and condemnation events to the extent covered by insurance and expected to result in insurance proceeds of at least the amount added back and sales and other dispositions of assets outside the ordinary course of business, (x) other cash non-recurring expenses, costs, charges and losses (including those resulting from restructurings, divestitures and severances) in an aggregate amount not to exceed $75,000,000 during any period of four consecutive fiscal quarters and (xi) with respect to each Acquisition, cost synergies (net of continued associated expenses) that, as of the date of calculation with respect to such period, are anticipated by the Company in good faith to be realized within 18 months following such Acquisition, net of the amount of any such cost synergies otherwise included, or added back, pursuant to this definition, provided that (A) the amount added back under this clause (xi) with respect to any period may not exceed five percent (5%) of EBITDA for such period (as calculated without giving effect to this clause (xi)) and (B) such cost synergies have been reasonably detailed by the Company (in a form consistent with the form provided to the Administrative Agent prior to the Effective Date) in the applicable Compliance Certificate, minus (xii) extraordinary gains realized other than in the ordinary course of business (provided that, on and after December 15, 2015, the foregoing reference to “extraordinary” gains shall be deemed to refer to gains that are both “unusual” and “infrequent” in accordance with GAAP and as described in the Financial Accounting Standards Update No. 2015-01: Income Statement – Extraordinary and Unusual Items (Subtopic 225-20)) and (xiii) any cash payments made during such period in respect of the item described in clause (vi) or (vii) above subsequent to the fiscal quarter in which the relevant stock-based non-cash compensation expense or other non-cash charge, as applicable, was incurred.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Subsidiary” means any (i) Subsidiary incorporated or organized under the laws of an Approved Jurisdiction and (ii) Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.

“Employee Benefit Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Company, any Subsidiary or any ERISA Affiliate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, consent or other authorization by a federal, state, local or foreign government or regulatory entity pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any material liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention by the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any material liability with respect to the withdrawal or partial withdrawal of the Company or any of its

ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability in a material amount or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies which is a Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan, as applicable, as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company or any other Borrower under Section 2.19(b)) or (ii) such Lender designates a new lending office, except in each case to the extent that it (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.17(d), (d) any withholding Tax that is imposed under FATCA and (e) any Luxembourg registration duties (droits d’enregistrement) payable in the case of a voluntary registration of any Loan Documents by the Lenders with the Administration de l’Enregistrement et des Domaines in Luxembourg, when such registration is not required to enforce their rights under the Loan Documents.

“Existing Credit Agreement” is defined in the recitals hereof.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension Availability Period” means the period beginning on the Effective Date and ending on the five year anniversary thereof.

“Extension Date” has the meaning assigned to such term in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“FIN 46 Entity” means any Person the financial condition and results of which, solely due to Accounting Standards Codification 810 or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect (as amended, restated, supplemented, replaced or otherwise modified from time to time), the Company is required to consolidate in its financial statements.

“Financial Officer” means the Chief Financial Officer, the Controller, any Assistant Controller, the Treasurer or any Assistant Treasurer, in each case of the Company.

“Financial Statements” is defined in Section 3.12.

“First Data” means First Data Corporation, a Delaware corporation.

“Fitch” means Fitch Ratings, Inc.

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn, available and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.

“GAAP” means generally accepted accounting principles as from time to time in effect in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, without duplication (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and provided further that the amount of each “Guarantee” shall be the lesser of (a) the amount of the primary obligation with respect thereto or, if not stated, the reasonably expected liability in respect of such primary obligation, and (b) the stated maximum amount of such “Guarantee”.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” means, with respect to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than accounts payable, deferred compensation, customer advances, earn-outs, agreements providing for the holdback of the purchase price relating to an acquisition and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement (excluding operating leases), (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts (excluding for the purposes of this clause (d) the amount available to be drawn under the Specified Letter of Credit), (e) all liabilities secured by any Lien (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual Liens arising in the ordinary course of business) on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof, provided that in the event such Person shall not have assumed or otherwise become liable for the payment thereof, the amount of such liabilities shall be deemed to be the lesser of (i) the fair market value of the assets of such Person subject to such Lien and (ii) the amount of the liability secured by such Lien, (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, (g) Securitized Indebtedness, and (h) all Guarantees by such Person of any of the foregoing; provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of this definition, “Indebtedness” shall not include (1) any intercompany indebtedness, (2) any indebtedness that has been defeased and/or discharged, provided that funds in an amount equal to all such indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such indebtedness or (3) interest, fees, make-whole amounts, premium, charges or expenses, if any, relating to the principal amount of Indebtedness.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party or guarantor under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than Subsidiaries) or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated September 2018 relating to the Company and the Transactions.

“Insolvency Regulation” shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Interest Coverage Ratio” means as of any date, the ratio of (a) the Consolidated EBITDA of the Company for the four consecutive fiscal quarter period ended on such date to (b) Consolidated interest expense of the Company to the extent paid or payable in cash (net of (i) any cash payments (if any) made in respect of interest rate hedging transactions under Hedging Agreements and (ii) any cash payments (if any) received in respect of interest rate hedging transactions under Hedging Agreements) for the four consecutive fiscal quarter period ended on such date, in each case based on the most recent financial statements required by Section 5.07(a) or 5.07(c), as the case may be. For purposes of this defined term, “EBITDA” shall be adjusted to give effect to each acquisition (including any Indebtedness assumed in connection therewith and related interest expense) and disposition (including any Indebtedness repaid in connection therewith and related interest expense) that occurred during such period as if such acquisition or disposition had occurred at the inception of such period.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit I-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the day that is one week thereafter or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period of time as is acceptable to each of the Lenders), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), other than a one-week Interest Period, shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., MUFG Bank, Ltd., U.S. Bank National Association, Wells Fargo Bank, National Association and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate or branch, as applicable.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, as of any date, the ratio of (a) (i) the Consolidated Indebtedness of the Company minus (ii) Liquidity, in each case on such date to (b) Consolidated EBITDA of the Company for the four consecutive fiscal quarter period ended on such date, in each case based on the most recent financial statements required by Section 5.07(a) or 5.07(c), as the case may be. For purposes of this defined term, “EBITDA” shall be adjusted to give effect to each acquisition (including any Indebtedness assumed in connection therewith and related interest expense) and disposition (including any Indebtedness repaid in connection therewith and related interest expense) that occurred during such period as if such acquisition or disposition had occurred at the inception of such period.

“LIBO Rate” means with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset and excluding operating leases, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.20.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20.

“Liquidity” means, as of any date of determination, the amount (if any) by which the Dollar Amount of unrestricted and unencumbered cash, cash equivalents and marketable securities of the Company and its Subsidiaries as reflected on the Company’s balance sheet and maintained by the Company and its Subsidiaries in the United States (or that could be repatriated to the United States (less the applicable combined federal and state marginal income tax due or payable that would be imposed on the Company or applicable Subsidiary in the case of, and with respect to, the repatriation of such cash to the United States, in each case as of such date)) exceeds $100,000,000 as of such date.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes executed and delivered pursuant to Section 2.10(e), each Borrowing Request and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the Borrowers.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars (other than Designated Loans) and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency and Designated Loans (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” means a Subsidiary Borrower that (i) is organized under the laws of Luxembourg, (ii) has its center of main interests, within the meaning of the Insolvency Regulation, in Luxembourg or (iii) has an establishment, within the meaning of the Insolvency Regulation, in Luxembourg.

“Luxembourg Debtor Relief Laws” means (i) bankruptcy (faillite) within the meaning of Articles 437 et seq. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the Luxembourg grand-ducal regulation of May 24, 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the Luxembourg law of April 14, 1886 on arrangements to prevent insolvency amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 et seq. of the Luxembourg Commercial Code, and (v) voluntary or compulsory liquidation pursuant to the Luxembourg law of August 10, 1915 on commercial companies.

“Luxembourg Relief” means bankruptcy (faillite), controlled management (gestion contrôlée), voluntary arrangement with creditors (concordat préventif de faillite), suspension of payments (sursis de paiement) and voluntary or compulsory liquidation, as such terms are understood within the Luxembourg Debtor Relief Laws, and also means any other proceedings affecting the rights of creditors generally or the appointment of an interim administrator (administrateur provisoire).

“Margin Stock” means any “margin stock”, as said term is defined in Regulation U of the Board, as the same may be amended or supplemented from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations, business or assets of the Company and the Subsidiaries on a Consolidated basis (except for specific events (and not general economic or industry conditions) specifically applicable to the Company and/or its Subsidiaries as disclosed in the Company’s reports on Form 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date), (ii) the ability of any Loan Party to perform its obligations under the Loan Documents, or (iii) the ability, due to circumstances not caused by the Administrative Agent or any Lender, of the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender to enforce the Loan Documents against any Loan Party.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $200,000,000.

“Material Subsidiary” means (i) each Subsidiary Borrower and (ii) each other Subsidiary which (on an unconsolidated basis and excluding intercompany income statement items of such Subsidiary), as of the most recent two consecutive fiscal quarters of the Company, in each case for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.07, contributed revenues in an amount greater than ten percent (10%) of the revenues of the Company and its Subsidiaries on a consolidated basis for the four consecutive fiscal quarter period most recently ended.

“Maturity Date” means the five year anniversary of the Effective Date, as extended (in the case of each Lender consenting thereto) pursuant to Section 2.25.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Worth” means, at any date, the sum of all amounts which would be included under shareholders’ equity on a Consolidated balance sheet of the Company determined in accordance with GAAP on such date or, in the event such date is not a fiscal quarter end, as of the immediately preceding fiscal quarter end; provided that, for purposes of calculating shareholders’ equity, any accumulated other comprehensive income or loss, in each case as reflected on such Consolidated balance sheet of the Company determined in accordance with GAAP, shall be excluded.

“New Bond Indenture” means the Indenture, dated as of November 20, 2007, between the Company, as Issuer, the Subsidiaries party thereto as guarantors and U.S. Bank National Association, as Trustee, as amended or supplemented from time to time.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (ii) any agreement in relation to clause (i), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Operating Entity” means (a) any Person, (b) any business or operating unit of a Person (i) which is operated separate and apart from the other businesses and operations of such Person, or (ii) whose products and services are uniquely divisible from the products and services of such Person, or (c) any other line of business or business segment.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future stamp, registration or documentary taxes or any other excise or property taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three Business Days, then for such other relevant period of time) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Company, any Subsidiary or an ERISA Affiliate.

“Permitted Sale-Leaseback Transactions” means sales or transfers by the Company or any Subsidiary of any real property, improvements, fixtures, machinery and/or equipment with the intention of taking back a lease thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” means, with respect to any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Acquisition” means any Acquisition if the aggregate consideration paid or to be paid by the Company or a Material Subsidiary in respect of such Acquisition is equal to or greater than $500,000,000.

“Qualified Acquisition Adjusted Covenant Period” has the meaning assigned to such term in Section 6.08(a).

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to five decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Company, in a manner consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent. No Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c).

“Required Lenders” means, subject to Section 2.24, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c).

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means a country, region or territory which is at any relevant time subject to Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions” means:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the US government and administered by OFAC; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce, the US Department of the Treasury or other relevant sanctions authority.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by any other U.S. government entity or other relevant sanctions authority, in each case as the same may be amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission of the United States or such other Governmental Authority succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933.

“Securitized Indebtedness” means, with respect to any Person as of any date, the reasonably expected liability of such Person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such Person, or any subsidiary or affiliate thereof, on or prior to such date.

“SPE” means any bankruptcy-remote, special-purpose entity created in connection with the financing of settlement float with respect to customer funds or otherwise.

“Specified Acquisition” means the acquisition by the Company of First Data pursuant to the Acquisition Agreement.

“Specified Acquisition Arranger” has the meaning assigned to such term in Section 4.02(a).

“Specified Acquisition Closing Date” has the meaning assigned to such term in Section 4.02(a).

“Specified Acquisition Transactions” means (a) the consummation of the Specified Acquisition, (b) the execution and delivery of Amendment No. 1 and the borrowings hereunder on or in connection with the closing of the Specified Acquisition, (c) the refinancing of certain indebtedness of First Data and its subsidiaries in connection with the Specified Acquisition, (d) the issuance by the Company of senior unsecured notes or the incurrence by the Company of a senior unsecured term loan facility, or a combination of the foregoing, in connection with the Specified Acquisition, (e) to the extent the financing described in the foregoing clause (d) is not funded on the Specified Acquisition Closing Date, the incurrence by the Company of term loans under a senior unsecured bridge facility in connection with the Specified Acquisition, and (f) the payment of all fees and expenses incurred or paid in connection with the foregoing.

“Specified Representations” means the representations and warranties of the Company set forth in the following provisions of this Agreement: Section 3.01 (Existence and Power) (but solely with respect to the due organization, valid existence and good standing of the Company), the first sentence of Section 3.02 (Authority) (but solely with respect to the Company), Section 3.03 (Binding Agreements) (but solely with respect to the Company), the first sentence of Section 3.05(a) (No Conflicting Agreements) (but solely with respect to a default under this Agreement constituting an Event of Default under (1) clause (b) of Article VII hereof as a result of a failure to pay any fee that is due and payable hereunder, (2) clauses (h) or (i) of Article VII hereof or (3) clause (d)(i) of Article VII hereof as a result of a failure to observe or perform the covenant contained in Section 6.04 hereof (but solely with respect to a merger of the Company)), the first sentence of Section 3.05(b) (No Conflicting Agreements) (but solely with respect to any existing mortgage, indenture, material contract, material agreement or material instrument governing any Indebtedness (other than the Loans and Letters of Credit) of the Company in an aggregate principal amount exceeding $300,000,000 (on a pro forma basis giving effect to the Specified Acquisition Transactions but without giving effect to the “Material Adverse Effect” qualification contained therein)), Section 3.07 (Government Regulations) and Section 3.18 (Use of Proceeds).

“Specified Letter of Credit” means that certain Letter of Credit issued by JPMorgan Chase Bank, N.A. under this Agreement having LC number S-788456, with a face amount of $899,396.00 and with an expiration date of October 6, 2018.

~~“Specified Quarter” means a fiscal quarter of the Company during which an Acquisition has been consummated and the aggregate consideration paid or to be paid in respect of such Acquisition is equal to or greater than $500,000,000.~~

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement, and the Administrative Agent shall notify the Company promptly of any such adjustment.

“Stock” means any and all shares, partnership interests, membership interests, warrants, options, rights of conversion, participations or other equivalents (however designated) of equity interests in a Person.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP (excluding any FIN 46 Entity, but only to the extent that the owners of such FIN 46 Entity’s Indebtedness have no recourse, directly or indirectly, to the Company or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness) as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

“Subsidiary” means any subsidiary of the Company, other than Bastogne, Inc. and any other SPE.

“Subsidiary Borrower” means any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Surviving Commitment” has the meaning assigned to such term in Section 2.09(c).

“Surviving Lender” has the meaning assigned to such term in Section 2.09(c).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A. and each other Lender designated by the Company as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means as to any Lender (i) the amount as agreed upon between the Company and the applicable Swingline Lender, with notice to the Administrative Agent of the initial amount thereof or any subsequent increase or decrease thereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the

Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) as may be increased or decreased from time to time as agreed between the Company and the applicable Swingline Lender, with notice to the Administrative Agent, in each case of the foregoing clauses (i) and (ii) such amount in no event to exceed $300,000,000.

“Syndication Agent” means each of Bank of America, N.A., MUFG Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Facility” means the term loan facility evidenced by the Term Loan Facility Agreement.

“Term Loan Facility Agreement” means that certain Loan Agreement dated as of October 25, 2013 by and among the Company and the lenders and agents from time to time party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Total Assets” means, as the date of any determination thereof, total assets of a Person calculated in accordance with GAAP on a consolidated basis as of such date.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“UK Bankruptcy Event” means:

(a) a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986) as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, or suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties; or

(b) any corporate action, legal proceedings or other formal procedure or formal step for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the assets of any UK Relevant Entity; save that this paragraph (b) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

“UK Borrower” means any Subsidiary Borrower resident for tax purposes in England and Wales.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:

(i)

where the UK Borrower is a Subsidiary Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or

(ii)

where the UK Borrower is not a Subsidiary Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Subsidiary Borrower; or

(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or as otherwise notified to the Company in writing, and:

(i)

where the UK Borrower is a Subsidiary Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or

(ii)

where the UK Borrower is not a Subsidiary Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.

“UK Companies Act” means the Companies Act 2006 of the United Kingdom.

“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.

“UK ITA 2007” means the United Kingdom Income Tax Act 2007.

“UK Loan Party” means any UK Borrower.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.

“UK Relevant Entity” means any Borrower or Material Subsidiary that is incorporated in

England and Wales, or any other Borrower or Material Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (iii) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words

“herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change to, or modification of, or the phase-in of the effectiveness of any amendments to, GAAP which would require the capitalization of leases characterized as “operating leases” as of the Effective Date (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to Sections 5.07(a) and 5.07(c) (and in any event excluding computations by the Company in respect of compliance with Section 6.08) shall be prepared without giving effect to this sentence).

SECTION 1.05. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms).

SECTION 1.06. Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.07. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and “Obligations” incurred under the Existing

Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee), (d) the Existing Loans of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and the Departing Lenders shall not be a Lender hereunder (provided, however, that the Departing Lenders shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03) and (e) the Company hereby agrees to compensate each Lender (and the Departing Lenders) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation (and any repayment or prepayment of each Departing Lender’s Loan) described above, in each case on the terms and in the manner set forth in Section 2.16 hereof.

SECTION 1.08. Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Luxembourg Borrower, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended, (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11.2 and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a), result in (a) subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Borrower. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) Notwithstanding any provision of this Agreement to the contrary, any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request signed by such Borrower, or the Company on its behalf) not later than three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) or by telephone in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, email or by telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the aggregate principal amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b) the LC Exposure as of the date of each request for the issuance, amendment to increase, renewal or extension of any Letter of Credit, and

(c) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $300,000,000, (ii) the amount of the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by such Swingline Lender and the Company with notice to the Administrative Agent, (iii) any Swingline Lender’s Revolving Credit Exposure exceeding its Commitment and (iv) the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Company) or by telephone (confirmed by telecopy, email or hand delivery of a written Borrowing Request), not later than 12:00 noon, Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan. The Administrative Agent will promptly advise such Swingline Lender of any such notice received from the Company. Unless otherwise directed by the Company, each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(c) Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Chicago time, on a Business Day, no later than 4:00 p.m., Chicago time, on such Business Day and if received after 12:00 noon, Chicago time, on a Business Day, no later than 9:00 a.m., Chicago time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h) or (i) of Article VII, (iii) the date on which the Loans are accelerated, or (iv) the termination of the Commitments, each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in an amount equal to its Applicable Percentage of such Swingline Loans in each case without notice or any further action from any Swingline Lender, any Lender or the Administrative Agent (such occurrence an “Automatic Participation Event”). Upon the occurrence of an Automatic Participation Event, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Chicago time, on a Business Day, no later than 4:00 p.m., Chicago time, on such Business Day and if received after 12:00 noon, Chicago time, on a Business Day, no later than 9:00 a.m., Chicago time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company promptly of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(d) Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the relevant Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit (or the amendment, renewal or extension of any outstanding Letter of Credit) denominated in Agreed LC Currencies for its own account, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Company and the Issuing Bank issuing such Letter of Credit, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if any Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment applied generally to substantially similar credit facilities for which it acts as an issuing bank, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Issuing Bank shall promptly notify the Company of such determination prior to the issuance of any Letter of Credit, and the Company shall either withdraw its request to issue such Letter of Credit or, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to such Issuing Bank. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case to the extent prohibited for a Person required to comply with Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). The letters of credit issued under the Existing Credit Agreement and identified on Schedule 2.06 shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver, email or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank (selected by the Company in its sole discretion) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days in advance thereof unless a shorter period is acceptable to the applicable Issuing Bank in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Company also shall submit a letter of credit application in a form agreed to by the Company in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended to increase the amount, renewed or extended only if (and upon issuance, amendment to increase the amount, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, but allowing for fluctuations in currency exchange rates and subject to Section 2.11.2, (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $250,000,000, (ii) subject to Section 2.04, the Dollar Amount of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit and (iii) subject to Section 2.04, the sum of the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Commitment and (iv) subject to Section 2.04, the Dollar Amount each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment.

(c) Expiration Date. Each Letter of Credit shall expire (or, if set forth in such Letter of Credit, be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension), unless the Required Lenders and the applicable Issuing Bank, in their discretion, have approved a later expiry date in writing and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that, upon the Company’s request and subject to the approval, in its reasonable discretion, by the applicable Issuing Bank that has issued such Letter of Credit, any such Letter of Credit may have a later expiry date (but in any event not later than one (1) year after the Maturity Date) if cash collateralized or covered by standby letter(s) of credit in compliance with Section 2.06(j) below.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed LC Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, subject to the conditions to borrowing set forth herein, (i) to the extent such LC Disbursement was made in Dollars, such payment shall, automatically and without notice, be financed with (x) if the LC Disbursement is equal to or greater than $1,000,000, an ABR Revolving Borrowing in Dollars or, at the Company’s election, a Swingline Loan, or (y) if the LC Disbursement is equal to or greater than $100,000 but less than $1,000,000, a Swingline Loan, in each case in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, the Company may request in accordance with Section 2.03 that such payment be financed with (i) an ABR Revolving Borrowing or Eurocurrency Revolving Borrowing in Dollars in the Dollar Amount of such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency (in the event such Foreign Currency is an Agreed Loan Currency) in an amount equal to such LC Disbursement, and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving

Borrowing, Swingline Loan or Eurocurrency Revolving Borrowing, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders, provided that, with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Loan Currency, any Lender may make such payment in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Eurocurrency Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse any Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of Issuing Bank. (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j) Cover. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (y) the Company requests the issuance of a Letter of Credit with an expiry date that is later than the expiry date prescribed in clause (c) of this Section 2.06 (an “Extended Letter of Credit”), the Company shall either (A) cover by arranging for the issuance of one or more standby letters of credit issued by an issuer, and otherwise on terms and conditions, satisfactory to the Administrative Agent and the relevant Issuing Bank or (B) deposit cash in an account with the Administrative Agent, in each case in the name of the Administrative Agent and for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and in an amount equal to (1) with respect to a Letter of Credit denominated in Dollars, 100% and (2) with respect to a Foreign Currency Letter of Credit, 105%, in each case of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be covered or deposited in the applicable Foreign Currencies in an amount equal to 105% of the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to provide such letter(s) of credit cover or deposit such cash collateral shall become effective immediately, and such cover or deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the Dollar Amount thereof on the date notice demanding letter of credit cover or cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11.2. Any such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall bear interest, and such deposits shall be invested by the Administrative Agent in direct short term obligations of, or in other short term obligations which are unconditionally guaranteed with respect to all principal thereof and interest thereon by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations; provided that at any time that the money remaining in such account exceeds the LC Exposure by $100,000 or more, the Administrative Agent will, promptly after request therefor by the Company at any time that no Default shall exist, deliver such excess to the Company. If the Company is required to provide an amount of cash collateral or letter of credit cover hereunder as a result of the occurrence of an Event of Default, such amount or letter of credit (to the extent not applied as aforesaid) shall be returned to the Company or the issuer of such letter of credit (as applicable) within three (3) Business Days after all Events of Default have been cured or waived.

(k) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has provided letter of credit cover, or deposited cash collateral, pursuant to paragraph (j) above, if such letter of credit was issued, or cash collateral was deposited, in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to any Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof, calculated on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l) Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars (other than a Designated Loan), by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency and Designated Loans, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting, on the date specified in accordance with the terms hereof in the Borrowing Request, funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the

Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03). Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars (other than Designated Loans) or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, email or telecopy to the Administrative Agent of a written Interest Election Request signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars (other than Designated Loans), such Borrowing shall be converted to an ABR Borrowing; provided that if the Company shall have delivered to the Administrative Agent its customary standard documentation pre-authorizing automatic continuations, such Borrowing shall automatically continue as a Eurocurrency Borrowing in Dollars with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 and (ii) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars (other than Designated Loans) may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars (other than Designated Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency and each Designated Loan shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date (subject to Section 2.25).

(b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Commitment.

(c) Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.09(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifteenth Business Day after the date such Swingline Loan is made.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans.

SECTION 2.11.1. Voluntary Prepayments.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a Eurocurrency Borrowing (other than in connection with a prepayment of all outstanding Eurocurrency Borrowings and/or a prepayment of a Eurocurrency Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b) The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of any prepayment hereunder (other than a prepayment of a Swingline Loan) (i) in the case of prepayment of a Eurocurrency Revolving Borrowing and any Designated Loan, not later than 1:00 p.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

SECTION 2.11.2. Mandatory Prepayments.

If at any time, (i) other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (as so calculated) exceeds 105% of the Aggregate Commitment, the Borrowers shall, promptly after receipt of written notice from the Administrative Agent, repay Borrowings and, if no Borrowings are then outstanding, cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), in an aggregate principal amount sufficient to eliminate any such excess.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the average daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the fifteenth Business Day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable LC Fee Rate (as defined below) on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the relevant Issuing Bank during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable promptly after demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand accompanied by an invoice in reasonable detail. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency. As used above, “Applicable LC Fee Rate” means at any time (x) in the case of standby Letters of Credit (other than those described in the following clause (y)), the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans at such time and (y) in the case of commercial Letters of Credit and standby Letters of Credit issued to ensure the performance of services and/or delivery of goods, in each case at a per annum rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans at such time.

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars (except as expressly provided in this Section), to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Company and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate). The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c) Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

SECTION 2.14. Alternate Rate of Interest.

(a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent demonstrable error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars (other than Designated Loans), then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate (disregarding clause (c) of the definition thereof) and (ii) if such Borrowing shall be requested in any Foreign Currency or if such Borrowing is a Designated Loan, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its sole reasonable discretion and consented to in writing by the Company and the Required Lenders (the “Alternative Rate”), provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Company and the Required Lenders, Borrowings shall not be available in such Foreign Currency or as a Designated Loan, as the case may be. It is hereby understood and agreed that, notwithstanding the foregoing set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.

(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders prior to the commencement of such Interest Period by telephone, telecopy or e-mail in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist), (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing, and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c) Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Notwithstanding anything to the contrary in this Agreement, until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to the Administrative Agent, such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent, such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(b) If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company contemporaneously with any demand for payment hereunder and shall be conclusive absent clearly demonstrable error. The Company shall pay, or cause the other Borrowers to pay, such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions if such Lender or such Issuing Bank fails to notify the Company within 90 days after it obtains actual knowledge (or, in the exercise of ordinary due diligence, should have obtained actual knowledge) and such Lender and such Issuing Bank shall only be entitled to receive such compensation for any losses incurred by it or amounts to which it would otherwise be entitled from and after the date 90 days prior to the date such Lender or such Issuing Bank provided notice thereof to the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s claim for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(c), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17. Taxes. Any and all payments by or on account of any obligation of each Borrower or any guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or guarantor or the Administrative Agent shall be required (as determined in its reasonable good faith discretion) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by such Borrower or guarantor, as applicable, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, Issuing Bank, or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or guarantor or Administrative Agent shall make such deductions and (iii) such Borrower or guarantor or Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, however, in no event will a payment be increased under this paragraph (iii) by reason of a deduction on account of Taxes imposed by Luxembourg, if on the date on which the payment falls due a deduction is required in respect of the Luxembourg law of 23 December 2005, as amended, introducing in Luxembourg a 20% withholding tax as regards Luxembourg resident individuals.

(a) In addition, each Borrower shall pay any Other Taxes related to such Borrower to the relevant Governmental Authority in accordance with applicable law.

(b) The relevant Borrower or guarantor shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or guarantor under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability together with a supporting document shall be delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank contemporaneously with any demand for payment, and shall be conclusive absent manifest error.

(c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued, if available, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(d)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For the avoidance of doubt, this Section 2.17(d)(i) shall not apply to UK Treaty Lenders (to which the provisions of Section 2.17(i)(vi) shall apply).

(i) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A) any U.S. Lender shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI or W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(5) for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(e) If the Administrative Agent or a Lender determines, in its discretion exercised reasonably and in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund, net of all reasonable and documented out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest, to such Borrower (but only to the extent of the indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund). This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(f) Each Lender shall severally indemnify (i) the Administrative Agent, within 30 days after demand therefor, for (A) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) and (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (ii) the Administrative Agent and the Loan Parties, within 30 days after demand therefor, for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the applicable Loan Party (as applicable) shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(f).

(g) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) For purposes of determining withholding Taxes imposed under FATCA the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) United Kingdom Withholding Matters.

(i) If a UK Tax Deduction is required by law to be made by any Loan Party, the amount of the payment due from that Loan Party shall be increased to an amount which (after making any UK Tax Deduction) leaves an amount equal to the payment which would have been due if no UK Tax Deduction had been required.

(ii) The Company shall promptly upon becoming aware that a Loan Party must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or Issuing Bank shall promptly notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall promptly notify the Company. For the avoidance of doubt, any failure by a Lender or Issuing Bank to comply with this Section 2.17(i)(ii) shall not limit or otherwise affect any of such Lender’s or Issuing Bank’s rights under any Loan Document or any obligation of a Loan Party under any Loan Document.

(iii) In the case of a Lender advancing a Loan to a UK Borrower, a payment by a UK Borrower shall not be increased pursuant to Section 2.17(a) or Section 2.17(i)(i) by reason of a UK Tax Deduction on interest if on the date on which the payment falls due (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority or (B) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.17(i)(vi) or Section 2.17(i)(vii), as applicable, or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from the Borrower making the payment a certified copy of that Direction and (y) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made, or (D) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower or the Company and (y) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Borrower or the Company, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007.

(iv) Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction the Loan Party making that UK Tax Deduction shall deliver to the Administrative Agent for the Credit Party entitled to the payment a statement under section 975 of the UK ITA 2007 or other evidence reasonably satisfactory to such Credit Party that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs.

(v) If a Loan Party is required to make a UK Tax Deduction, that Loan Party shall make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and the minimum amount required by law.

(vi) In the case of a Lender advancing a Loan to a UK Borrower:

(A) Subject to (B) below, each UK Treaty Lender and each Loan Party which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such Loan Party to obtain authorization to make such payment without a UK Tax Deduction.

(B) (1) A UK Treaty Lender which becomes a party to this Agreement (a “Party”) on the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence on its signature page to this Agreement (or any amendment hereto) or otherwise in writing to the Company; and

(1) a Lender which becomes a Lender hereunder after the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or otherwise in writing to the Company;

and having done so, that Lender shall not be under any obligation pursuant to paragraph (A) above.

(C) Upon satisfying either paragraph (A), (B)(1) or (B)(2) above, such Lender shall have satisfied its obligations under Section 2.17(d)(i) (in respect of a UK Tax Deduction).

(vii) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(i)(vi)(B) above, the UK Borrower(s) making payments to that UK Treaty Lender shall make a UK Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if a UK Borrower making a payment to that UK Treaty Lender has made a UK Borrower DTTP Filing in respect of that UK Treaty Lender but:

(A) such UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a UK Tax Deduction within 60 days of the date of such UK Borrower DTTP Filing;

and in each case, such UK Borrower has notified that UK Treaty Lender in writing of either (A) or (B) above, then such UK Treaty Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(viii) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(i)(vi)(B) above, no Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ix) Each Lender which becomes a Party after the date of this Agreement (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 2.17(i)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(i)(ix).

(x) Each UK Borrower shall pay and, within three (3) Business Days of demand, indemnify each Credit Party against any cost, loss or liability that Credit Party incurs in relation to all United Kingdom stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

(j) VAT.

(i) All amounts set out or expressed in a Loan Document to be payable by any Party to any Credit Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(j)(ii) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any Party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Credit Party, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii) If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A) where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 2.17(j)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Party to reimburse or indemnify a Credit Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Credit Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Credit Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.17(j) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(k) In relation to any supply made by a Credit Party to any Party under a Loan Document, if reasonably requested by such Credit Party, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars (other than in respect of Designated Loans), 1:00 p.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency or in respect of Designated Loans, 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency or Designated Loan, as applicable, in each case on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or a Designated Loan, the Administrative Agent’s Eurocurrency Payment Office for such currency or Designated Loan, as applicable, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lenders or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; it being understood that the Administrative Agent shall, to the extent permitted by law, apply any cash collateral to such obligations when due.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17, (iii) any Lender (A) or any Lender Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (B) is an EEA Financial Institution that is rated lower than BBB- by S&P and lower than Baa3 by Moody’s, (C) is or becomes a Defaulting Lender or a Disqualified Institution, (D) is not a Dutch Non-Public Lender or (E) rejects the designation of an Agreed Currency or of a Subsidiary as an Eligible Subsidiary if, in each case, such Agreed Currency or designation of a Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Lenders, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement or (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

SECTION 2.20. Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $50,000,000 and minimum increments of $10,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $1,000,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Commitments, each Issuing Bank and Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.08 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition for which the Company has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental

Term Loans, no Event of Default under clause (a), (b), (h) or (i) of Article VII is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.08 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the Eurocurrency Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) a Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Bank which has issued such Letter of Credit, the Administrative Agent and the Required Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. Designation of Subsidiary Borrowers. The Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

SECTION 2.24. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent (but as promptly as commercially practicable) hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to each Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.25. Extension of Maturity Date.

(a) Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) during the Extension Availability Period, request that each Lender extend such Lender’s Maturity Date to a date (the “Extended Maturity Date”) that does not cause the tenor of any Lender’s Commitment to exceed five (5) years from the date upon which the conditions precedent to the effectiveness of such extension of the Maturity Date set forth in clause (f) below have been satisfied (an “Extension Date”).

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (which shall be irrevocable unless the Company otherwise consents in writing in its sole discretion) given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Maturity Date.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Issuing Banks, the Swingline Lenders and Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Maturity Date), to become an Extending Lender, provided that the Company consents thereto in writing in its sole discretion. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii) the representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Sections 3.04(a) ~~and~~, 3.12(b) and 3.18) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the applicable Extension Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g) Maturity Date for Non-Extending Lenders. On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01. Existence and Power. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and each Borrower is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Authority. Each Loan Party has full power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate or other entity action and are in full compliance with its certificate of incorporation, by-laws or other comparable documents. No consent or approval of, or other action by, shareholders or other equity owners of any Loan Party, any Governmental Authority or any other Person, which has not already been obtained, (a) is required to authorize the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, (b) except for the filing of the Loan Documents with the SEC, is required of the Company or any Subsidiary in connection with the execution and delivery by the Company or such Subsidiary of the Loan Documents to which it is a party, or (c) is required as a condition to the enforceability against any Loan Party of the Loan Documents to which it is a party.

SECTION 3.03. Binding Agreements. The Loan Documents constitute the valid and legally binding obligations of the Loan Parties, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, any mandatory applicable provisions of Luxembourg law of general application and by equitable principles relating to the availability of specific performance as a remedy.

SECTION 3.04. Litigation. (a) Except as set forth in the Company’s filings on Forms 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date, there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

(b) There are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary (i) which call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (ii) which would reasonably be expected to, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

SECTION 3.05. No Conflicting Agreements. (a) Neither the Company nor any Subsidiary is in default under any existing mortgage, indenture, contract, or agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse Effect. No notice to, or filing with, any Governmental Authority is required for the due execution or delivery (except for the filing of the Loan Documents with the SEC promptly thereafter) or performance by any Loan Party of the Loan Documents to which it is a party other than those notices or filings which have been given and filed, as the case may be.

(b) No provision of any existing mortgage, indenture, material contract, material agreement or material instrument evidencing Indebtedness, in each case binding on the Company or any Material Subsidiary or affecting the Property of the Company or any Material Subsidiary, and no provision of any statute, rule, regulation, judgment, decree or order binding on the Company or any Material Subsidiary or affecting the Property of the Company or any Material Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by any Loan Party of the terms of, any Loan Document. The execution, delivery or performance by each Loan Party of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien (other than any Lien permitted under Section 6.02) upon the Property of the Company or any Material Subsidiary pursuant to the terms of any mortgage, indenture, material contract, material agreement or material instrument evidencing Indebtedness binding on the Company or any Material Subsidiary or affecting the Property of the Company or any Material Subsidiary.

SECTION 3.06. Taxes. The Company and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse Effect. Under the laws of Luxembourg it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in any jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents, except (i) where the Loan Documents are physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 per cent. of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered, and (ii) in the case of voluntary registration of the Loan Documents. Each Loan Party represents that it is resident for Tax purposes only in its jurisdiction of incorporation.

SECTION 3.07. Governmental Regulations. Neither the Company nor any Subsidiary nor any corporation controlling the Company or any Subsidiary or under common control with the Company or any Subsidiary is subject to regulation under the Investment Company Act of 1940.

SECTION 3.08. Federal Reserve Regulations; Use of Loan Proceeds. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Company and the Subsidiaries. None of the Borrowers have used or will use the proceeds of the Loans (i) for any purpose other than their respective general corporate purposes (including refinancing existing Indebtedness, Acquisitions, capital expenditures and, in the case of the Company, repurchases of the Company’s Stock, in each case to the extent not inconsistent with the terms hereof) or (ii) for any purpose that would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower (i) in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulations U or X of the Board or (ii) to fund any tender offer for, or other Acquisition of, Stock issued by any other Person with a view towards attaining Control of such other Person at a time when the board of directors, another similar managing body of such Person, or a party to whom the board of directors has delegated approval authority shall not have approved of such attainment of Control.

SECTION 3.09. Disclosure. None of the Information Memorandum, any Loan Document or any material information delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect on the date when made or furnished; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.10. Plans. Each Employee Benefit Plan of the Company, each Subsidiary and each ERISA Affiliate is in compliance with ERISA and the Code, where applicable, except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company, each Subsidiary and each ERISA Affiliate have complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement, except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect. No liability to the PBGC has been, or is expected by the Company, any Subsidiary or any ERISA Affiliate to be, incurred by the Company, any Subsidiary or any ERISA Affiliate, except to the extent that such liability, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Liability, as referred to in this Section 3.10, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B and 4980D of the Code, except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company and each Subsidiary possess all Environmental Permits currently required under applicable Environmental Laws to conduct their respective businesses and are, and within applicable statutes of limitation, have been, in compliance with the terms and conditions of such Environmental Permits, nor has the Company or any Subsidiary received written notice that any Environmental Permits possessed by any of them will be revoked, suspended or will not be renewed; (b) the Company and each Subsidiary is currently, and within applicable statutes of limitation, have been, in compliance with all applicable Environmental Laws; (c)(i) the Company has not received notice of any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information pending or threatened under any Environmental Law against the Company or any Subsidiary, and (ii) the Company has not received notice of actual or potential liability under any Environmental Law that has not been resolved, including, but not limited to, any liability that the Company or any Subsidiary may have retained or assumed either contractually or by operation of law; (d) as of the date hereof, no property or facility currently, or to the Company’s knowledge, formerly owned, operated or leased by the Company or any present or former Subsidiary, or by any respective predecessor in interest, is listed or proposed for listing on the National Priorities List or CERCLIS, both promulgated under the CERCLA, or on any comparable foreign or state list established under any Environmental Law; (e)(i) there has been no disposal, spill, discharge or release of any Hazardous Material generated, used, owned, stored or controlled by the Company, any Subsidiary or respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by the Company, any Subsidiary or any predecessor in interest; and (ii) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case, that could reasonably be expected to require investigation, removal, remedial or corrective action by the Company or that would reasonably likely result in liabilities of, or losses, damages or costs to the Company under any Environmental Law; (f)(i) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property owned, leased or operated by the Company, any Subsidiary or respective predecessors in interest except in compliance with Environmental Laws during the period of such ownership, lease or operation, and (ii) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on or under any such facility or property during the period of such ownership, lease or operation, except in compliance with Environmental Laws; and (g) no lien has been recorded against any properties, assets or facilities currently owned, leased or operated by the Company or any Subsidiary under any Environmental Law.

SECTION 3.12. Financial Statements. (a) The Company has heretofore delivered to the Lenders copies of its audited Consolidated Balance Sheet as of December 31, 2017, and the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, for the fiscal year then ended (collectively, together with the related notes and schedules, the “Financial Statements”). The Financial Statements fairly present in all material respects the Consolidated financial condition and results of the operations of the Company and the Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect.

(b) Since December 31, 2017, there has been no material adverse change in the financial condition, operations, business or assets of the Company and its Subsidiaries on a Consolidated basis (except for specific events (and not general economic or industry conditions) specifically applicable to the Company and/or its Subsidiaries as disclosed in the Company’s reports on Form 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date).

SECTION 3.13. Material Subsidiaries. As of the date of this Agreement, each Material Subsidiary of the Company is set forth on Schedule 3.13.

SECTION 3.14. OFAC and Anti-Corruption Laws.

(a) The Company and, to its knowledge, its controlled affiliated companies and their respective directors, officers, employees, and agents are conducting their business in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(b) None of the Company or, to its knowledge, its controlled affiliated companies or their respective directors, officers, employees or agents acting or directly benefiting in any capacity in connection with the Credit Events:

(i) is a Designated Person;

(ii) is a Person that is 50% or greater owned or controlled by a Designated Person or by a Sanctioned Country;

(iii) is organized or resident in a Sanctioned Country, in each case in violation of Sanctions; or

(iv) is (or, except as disclosed in writing to the Administrative Agent prior to the Effective Date, has, to the Company’s knowledge, within the year preceding the Effective Date) directly or, to the Company’s knowledge, indirectly engaged in, any dealings or transactions, in each case in violation of any Sanctions, (1) with any Designated Person or (2) in any Sanctioned Country to the extent that after giving effect to such dealings or transactions the Company and its Subsidiaries have more than 5% of their consolidated assets in Sanctioned Countries or derive more than 5% of their consolidated revenues from investments in, or transactions with, Sanctioned Countries.

SECTION 3.15. EEA Financial Institutions. No Borrower is an EEA Financial Institution.

SECTION 3.16. Domiciliation; Centre of Main Interests.

(a) Each UK Loan Party incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. Each UK Loan Party incorporated in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

(b) In the case of a Luxembourg Borrower, (i) it complies in all material respects with all legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies and (ii) its head office (administration centrale) and the place of its effective management (siège de direction effective) are located at the place of its registered office (siège statutaire) in Luxembourg and, for the purposes of the Insolvency Regulation, its centre of main interests (centre des intérêts principaux) is located at the place of its registered office (siège statutaire) in Luxembourg.

SECTION 3.17. Works Council. There is no works council with jurisdiction over the transaction as envisaged by any Loan Document to which a Dutch Borrower is a party and there is no obligation for a Dutch Borrower to establish a works council pursuant to the Dutch Works Council Act (Wet op de Ondernemingsraden), or, if a works council is established, such Dutch Borrower (or the Company on its behalf) has delivered to the Administrative Agent a confirmation that all consultation obligations in respect of such works council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice.

SECTION 3.18. Use of Proceeds. The Company will not, directly or, to its knowledge, indirectly, use any part of the proceeds of any Loan in violation of Anti-Corruption Laws, applicable Sanctions or the PATRIOT Act. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and no proceeds of any Loans will be used directly or indirectly to purchase or carry any Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of Regulation U of the Board, as amended. The Company will use the proceeds of the Loans funded on the Specified Acquisition Closing Date for the Specified Acquisition Transactions.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Foley & Lardner LLP, special counsel for the Company and (ii) Lynn S. McCreary, Chief Legal Officer of the Company, substantially in the form of Exhibits B-1 and B-2, respectively, and covering such other matters relating to the Company, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying (i) compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) that since December 31, 2017, there has been no material adverse change in the financial condition, operations, business or assets of the Company and its Subsidiaries on a Consolidated basis (except for specific events (and not general economic or industry conditions) specifically applicable to the Company and/or its Subsidiaries as disclosed in the Company’s reports on Form 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date).

(e) (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied).

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event.

(a) The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase, renew or extend any Letter of Credit, on the date of the consummation of the Specified Acquisition (the “Specified Acquisition Closing Date”) is subject solely to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(i) Each of the Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (in the case of the Acquisition Agreement Representations, to the extent required pursuant to the definition thereof) at the time of, and after giving effect to, the making of the Loans on such date.

(ii) The Administrative Agent shall have received a solvency certificate from the Chief Financial Officer of the Company substantially in the form set forth in Exhibit K hereto.

(iii) The Specified Acquisition shall have been consummated substantially concurrently with the making of the Loans on such date, in all material respects in accordance with the Acquisition Agreement after giving effect to any modifications, amendments, supplements, consents or waivers, other than those modifications, amendments, supplements, consents or waivers by the Company that are materially adverse to JPMorgan Chase Bank, N.A. in its capacity as arranger and lender in connection with the financing for the Specified Acquisition Transactions (in such capacity, the “Specified Acquisition Arranger”) or the Lenders (in their capacities as such) without the Specified Acquisition Arranger’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided that any change in the Merger Consideration (as defined in the Acquisition Agreement) shall not be deemed to be materially adverse to the interests of the Lenders or the Specified Acquisition Arranger and shall not require the consent of the Specified Acquisition Arranger if such change results in the number of shares of Parent Common Stock (as defined in the Acquisition Agreement) for which each share of Company Common Stock (as defined in the Acquisition Agreement), other than any Exception Shares (as defined in the Acquisition Agreement), may be converted pursuant to the Acquisition Agreement increasing or decreasing by 7.5% or less.

(iv) Since January 16, 2019, no event or events shall have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on January 16, 2019) on First Data.

(v) The Administrative Agent and the Lenders shall have received (A) all fees required to be paid under this Agreement on or prior to the Specified Acquisition Closing Date and, to the extent payable to the Lenders under this Agreement or their Affiliates on or prior to the Specified Acquisition Closing Date, all fees required to be paid pursuant to the terms of the Bridge Facility Fee Letter, dated as of January 16, 2019, by and between the Company and the Specified Acquisition Arranger or the definitive documentation in respect of the Bridge Facility (as such term is used in such Bridge Facility Fee Letter) on or prior to the Specified Acquisition Closing Date, and (B) to the extent invoiced at least three business days prior to the Specified Acquisition Closing Date, expenses required to be paid hereunder on or prior to the Specified Acquisition Closing Date.

(vi) All obligations (other than contingent obligations (including indemnification obligations) that by their terms are to survive the termination of the relevant loan documentation and debt instruments evidencing third party debt) for borrowed money of First Data and its subsidiaries under the instruments set forth on Schedule 4.02(a)(ix) shall have been (or substantially concurrently with the making of the Loans on such date shall be) repaid or satisfied and discharged, and in connection therewith all guarantees and liens shall have been released, on or prior to the Specified Acquisition Closing Date.

(vii) The Administrative Agent shall have received a certificate from a responsible officer of the Company certifying as to the satisfaction of the condition precedent contained in Section 4.02(a)(i) (solely with respect to the Specified Representations), (iii) and (iv).

(b) The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase, renew or extend any Letter of Credit, other than on the date of the consummation of the Specified Acquisition, is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(i) ~~(a)~~ The representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Sections 3.04(a) ~~and~~, 3.12(b) and 3.18) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable.

(ii) ~~(b)~~ At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(iii) ~~(c)~~ In the case of a Loan or Letter of Credit denominated in a Foreign Currency or to a Subsidiary Borrower that is not a Domestic Subsidiary, no law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or any Issuing Bank or any Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.

Each Loan and each issuance, amendment to increase, renewal or extension of a Letter of Credit pursuant to this Section 4.02(b) shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (~~a~~i) and (~~b~~ii) of this Section 4.02(b).

SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the conditions precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a) Copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b) An incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c) In respect of any Luxembourg Borrower, (i) an excerpt (extrait) issued by the Luxembourg Trade and Companies Register dated as of the date of its designation, (ii) a non-registration certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register regarding the absence of judicial proceedings dated as of the date of its designation and (iii) in the event such Luxembourg Borrower has established its offices at the premises of a Luxembourg domiciliation agent, a domiciliation certificate dated as of the date of its designation.

(d) Opinions of counsel to such Subsidiary (which may include inside counsel to such Subsidiary for certain matters), in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(e) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent or any Lender (including in connection with applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation); and

(f) The Administrative Agent shall have received evidence satisfactory to it that all of such Subsidiary Borrower’s then existing credit facilities shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans to such Borrower or otherwise permitted to be outstanding pursuant to Section 6.01).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that such Borrower will:

SECTION 5.01. Legal Existence. Except as may otherwise be permitted by Sections 6.03 and 6.04, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Taxes. Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Company and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that (a)(i) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (b) the failure so to do would not have a Material Adverse Effect.

SECTION 5.03. Insurance. Maintain, and cause each Material Subsidiary to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including business interruption, public liability (bodily injury and property damage), fidelity, workers’ compensation and property insurance, except to the extent that the failure so to do could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Performance of Obligations. Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to have a Material Adverse Effect, provided that neither the Company nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

SECTION 5.05. Condition of Property. Except as permitted by Sections 6.03 and 6.04 and for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all Property used or useful in the operation of its business (other than Property which is replaced with similar Property), and cause each Subsidiary so to do, except to the extent that the failure to do so would not have a Material Adverse Effect.

SECTION 5.06. Observance of Legal Requirements. Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Financial Statements and Other Information. Furnish to the Administrative Agent:

(a) As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (x) the Company’s 10-K in respect of such fiscal year, and (y) (i) the Company’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Company’s auditors, which report shall state that (A) such auditor has audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP (provided that, notwithstanding the foregoing, such report may be with reference to such financial statements which have given effect to the consolidation of any FIN 46 Entities with the Company);

(b) [reserved];

(c) As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Company’s 10-Q in respect of such fiscal quarter, and (y) (i) the Company’s Consolidated Balance Sheet as of the end of such quarter, and (ii) the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows for (A) such quarter, and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to normal year-end and audit adjustments);

(d) Simultaneously with the delivery of the financial statements required by Section 5.07(a) or 5.07(c), as the case may be, a Compliance Certificate, as of the fiscal period then ended, certified by a Financial Officer of the Company, which shall certify that no Default or Event of Default shall have occurred and be continuing or, if so, specifying all such Defaults and Events of Default, and setting forth computations in reasonable detail demonstrating compliance with Section 6.08;

(e) Upon an executive officer of the Company becoming aware thereof, prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Company or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Company or any Subsidiary by any Governmental

Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Company or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse Effect;

(f) Upon an executive officer of the Company becoming aware thereof, prompt written notice of the occurrence of (i) each Default, and (ii) each Material Adverse Effect;

(g) Upon the forwarding thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so furnished;

(h) Promptly after either rating agency providing a rating for the Index Debt pursuant to the definition of “Applicable Rate” shall have publicly announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(i) Promptly after request therefor, such other information relating to the financial condition or business of the Company, the Subsidiaries and the FIN 46 Entities, as the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender at any time or from time to time may reasonably request (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries; (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information); and

(j) Promptly after request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Each report and other document required to be delivered by the Company pursuant to subparagraphs (a), (c), (d) and (g) of this Section 5.07 shall be deemed to have been delivered on the date upon which (i) other than in the case of the Compliance Certificate, the Company files such documents with the SEC via the EDGAR filing system (or any successor system), to the extent such documents are publicly available, or (ii) the Company notifies the Administrative Agent that such report or other document has been posted at a site (the address of which shall be contained in such notice) on the world wide web, which site is accessible by a widely held nationally recognized web browser, from which such report or document may be readily viewed and printed. The Administrative Agent shall promptly furnish to each Lender a copy (in the form received) of each notice or other information provided to the Administrative Agent under this Section 5.07.

If any financial materials and related certificates required to be delivered pursuant to Sections 5.07(a), (c) and/or (d) shall be required to be delivered pursuant to the terms of such Section(s) on a day that is not a Business Day, the required date for such delivery shall be extended to the next succeeding Business Day.

SECTION 5.08. Records. At all reasonable times, upon reasonable prior notice and at the sole cost and expense of the Administrative Agent and the Lenders, permit representatives of the Administrative Agent and each Lender to discuss the affairs of the Company and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Company and each Subsidiary with the Company’s auditors.

SECTION 5.09. Authorizations. Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, except where the failure so to do could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Loan Party Location. Maintain and cause each Subsidiary incorporated in England and Wales to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in England and Wales and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation.

SECTION 5.11. Fiscal Unity for Dutch Tax Purposes. Ensure that any fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes as defined in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) or a fiscal unity (fiscale eenheid) for VAT purposes as defined in the Dutch VAT Act 1968 (Wet op de omzetbelasting 1968), if any, that includes any Dutch Borrower shall consist of Dutch Borrowers only, unless with the prior written consent of the Administrative Agent.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that it will not:

SECTION 6.01. Subsidiary Indebtedness. Permit any Material Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except any one or more of the following types of Indebtedness:

(a) (i) the Obligations and any other Indebtedness created under the Loan Documents, (ii) the obligations and any other Indebtedness under the Term Loan Facility, and (iii) the obligations and any other Indebtedness under the New Bond Indenture;

(b) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 (including any extensions, renewals, refinancings, amendments, supplements, refundings, modifications or replacements of such Indebtedness (or, in the case of guarantees set forth on such Schedule, guarantees in respect of any extension, renewal, refinancing, amendment, supplement, refunding, modification or replacement of the guaranteed indebtedness), to the extent that the principal amount thereof shall not be increased);

(c) Indebtedness in respect of capital and operating leases, and Permitted Sale-Leaseback Transactions;

(d) purchase money Indebtedness in connection with the acquisition of fixed or capital assets;

(e) Indebtedness to the Company or any Subsidiary, and Guarantees by any Subsidiary of Indebtedness of another Subsidiary or the Company to the extent that such Indebtedness is not prohibited hereby; and

(f) other Indebtedness, provided that, immediately after giving effect thereto, the aggregate sum of all Indebtedness (without duplication) under this Section 6.01(f) (i) would not exceed the greater of (x) $500,000,000 and (y) 15.0% of Net Worth as determined at the time of, and immediately after giving effect to, the incurrence of such Indebtedness and (ii) subject to the preceding clause (i), to the extent secured by Liens, would be permitted under Section 6.02(l), (m), (o), (p) and/or (r).

SECTION 6.02. Liens. Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Company or any Material Subsidiary, or permit any Material Subsidiary so to do, except any one or more of the following types of Liens:

(a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code);

(b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business;

(c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

(d) Liens for taxes, assessments, fees or governmental charges or levies which are not delinquent or are payable without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Company or any Subsidiary;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Company or any Subsidiary;

(g) Liens existing on the Effective Date and securing Indebtedness or other obligations of the Company or, to the extent permitted by Section 6.01, of the Subsidiaries;

(h) statutory Liens in favor of lessors arising in connection with Property leased to the Company or any Subsidiary;

(i) Liens on Margin Stock to the extent that a prohibition on such Liens pursuant to this Section 6.02 would violate Regulation U of the Board, as amended;

(j) purchase money Liens on Property hereafter acquired by the Company or any Subsidiary created within 180 days of such acquisition (or in the case of real property, completion of construction including any improvements or the commencement of operation of the property, whichever occurs later) to secure or provide for the payment or financing of all or any part of the purchase price thereof, provided that the Lien secured thereby shall attach only to the Property so acquired and related assets (except that individual financings by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by this clause (j));

(k) Liens in respect of capital leases permitted by Section 6.01 and Permitted Sale-Leaseback Transactions;

(l) Liens on the Property of a Person that becomes a Subsidiary after the date hereof, provided that (i) such Liens existed at the time such Person becomes a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any Property after the time such Person becomes a Subsidiary that was not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

(m) Liens on Property and proceeds thereof existing at the time of acquisition thereof and not created in contemplation thereof;

(n) Liens (i) of a collecting bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) Liens on assets in order to secure defeased and/or discharged indebtedness.

(o) Liens securing Securitized Indebtedness;

(p) any extension, renewal, refinancing, substitution or replacement (or successive extensions, renewals, refinancings, substitutions or replacements), as a whole or in part, of any of the Liens referred to in paragraphs (g), (j), (l) and (m) of this Section 6.02, to the extent that the principal amount secured by such Lien at such time is not increased and provided that such extension, renewal, refinancing substitution or replacement Lien shall be limited to all or any part of substantially the same property or assets that secured the Lien extended, renewed, refinanced, substituted or replaced (plus improvements on such property and proceeds thereof), and

(q) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.02, and

(r) other Liens, provided that, without duplication, the aggregate sum of all obligations and Indebtedness secured by Liens permitted under this Section 6.02(r) would not exceed the greater of (i) $500,000,000 and (ii) 15.0% of Net Worth as determined at the time of, and immediately after giving effect to, the issuance of such Lien.

SECTION 6.03. Asset Sales. Other than in connection with Permitted Sale-Leaseback Transactions or one or more transactions contemplated by Sections 6.04(a) or 6.04(b), sell, assign (other than a collateral assignment intended for security), transfer or otherwise dispose of, in one transaction or a series of related transactions, or permit any Material Subsidiary so to do, all or substantially all of the consolidated assets of the Company and the Subsidiaries taken as a whole.

SECTION 6.04. Mergers and Acquisitions. Consolidate or merge into or with any Person, or make any Acquisition, or permit any Material Subsidiary so to do, except as follows:

(a) any Subsidiary may merge into or be Acquired by a Loan Party, provided that (i) such Loan Party is the survivor or transferee thereof (and in a transaction involving the Company, the Company is the survivor or transferee thereof), and (ii) immediately before and after giving effect thereto no Default or Event of Default shall or would exist;

(b) any Subsidiary may merge into or be Acquired by another Subsidiary;

(c) Acquisitions of one or more Operating Entities or Properties, provided that immediately before and after giving effect to each such Acquisition under this Section 6.04(c), (1) no Default shall or would exist, and (2) all of the representations and warranties contained in Article III (other than Sections 3.04(a) ~~and~~, 3.12 and 3.18) shall be true and correct as if then made (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such date); and

(d) any Subsidiary may merge into or be Acquired by any Person (other than a Loan Party or Subsidiary), provided that (i) such transaction is not prohibited by Section 6.03 and (ii) immediately before and after giving effect thereto no Default or Event of Default shall or would exist.

SECTION 6.05. Pari Passu Obligations. The obligations of each Loan Party under the Loan Documents shall at all times rank not lower than pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Loan Party, except for those obligations that are mandatorily preferred by law, including by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

SECTION 6.06. Transactions with Affiliates. Become, or permit any Material Subsidiary to become, a party to any transaction with any Affiliate of the Company (excluding any direct or indirect wholly-owned Subsidiary of the Company) on a basis materially less favorable to the Company or such Material Subsidiary in any material respect than if such transaction were not with an Affiliate of the Company, except for (a) any transaction permitted under Section 6.04 and (b) transactions effected as part of a securitization transaction permitted hereunder.

SECTION 6.07. [Intentionally Omitted].

SECTION 6.08. Financial Covenants.

(a) Maximum Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter to be greater than: 3.5 to 1.0; provided~~,~~ that (i) prior to the Specified Acquisition Closing Date, the Company may, by written notice to the Administrative Agent for distribution to the Lenders ~~and not more than two times during any five consecutive year term of this Agreement~~, elect to increase the maximum Leverage Ratio permitted under this Section 6.08(a) to 4.0 to 1.0 as of the end of ~~a Specified Quarter~~ any fiscal quarter of the Company during which a Qualified Acquisition has been consummated and the three (3) consecutive fiscal quarters ending immediately following such ~~Specified Quarter~~fiscal quarter (each such period of four (4) consecutive fiscal quarters, ~~an~~a “Qualified Acquisition Adjusted Covenant Period”) and (ii) ~~notwithstanding the foregoing clause (i),~~ after the Specified Acquisition Closing Date, the Company may, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase the maximum Leverage Ratio permitted under this Section 6.08(a) to (A) 4.0 to 1.0 as of the end of any fiscal quarter of the Company that occurs during a Qualified Acquisition Adjusted Covenant Period and (B) 4.5 to 1.0 as of the end of any fiscal quarter of the Company during which an Additional

Qualified Acquisition has been consummated and the eight (8) consecutive fiscal quarters ending immediately following such fiscal quarter (each such period of nine (9) consecutive fiscal quarters, an “Additional Qualified Acquisition Adjusted Covenant Period”); provided, further, that in the case of this clause (a)(ii)(B), the applicable maximum Leverage Ratio shall be reduced by 0.25:1.00 at the end of the second, fourth, sixth and eighth full fiscal quarters ending after the fiscal quarter in which the Additional Qualified Acquisition is consummated. Notwithstanding the foregoing, (x) during any five consecutive year term of this Agreement, the Company may elect no more than two Qualified Acquisition Adjusted Covenant Periods and no more than one Additional Qualified Acquisition Adjusted Covenant Period, and (y) the Company may not elect ~~an~~any Adjusted Covenant Period for at least two fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to ~~the foregoing clause (i~~clauses (a)(i), (a)(ii)(A) or (a)(ii)(B) (it being understood and agreed that at the end of an Adjusted Covenant Period, the maximum Leverage Ratio permitted under this Section 6.08(a) shall revert to 3.5 to 1.0 as of the end of each subsequent fiscal quarter unless and until another Adjusted Covenant Period is elected pursuant to the terms and conditions described above)~~)~~; or

(b) Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 to 1.0.

SECTION 6.09. OFAC and Anti-Corruption Laws.

(a) The Company shall not, and shall ensure that none of its controlled affiliated companies will, directly or, to the Company’s knowledge, indirectly use the proceeds of Credit Events hereunder:

(i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws;

(ii) to fund or finance any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, in either case, to the extent such activities, business or transaction would violate Sanctions (assuming, for purposes of this covenant only, that each Subsidiary Borrower were a Domestic Subsidiary for purposes of determining its compliance with Sanctions); or

(iii) in any other manner that will result in liability to the Administrative Agent or any Lender under any applicable Sanctions or a breach by the Administrative Agent or any Lenders of any Sanctions.

(b) The Company shall not, and shall ensure that none of its controlled affiliated companies will, use funds or assets obtained directly or, to the Company’s knowledge, indirectly from transactions with or from (i) Designated Persons or (ii) any Sanctioned Country, in either case, in violation of Sanctions (assuming, for purposes of this covenant only, that each Subsidiary Borrower were a Domestic Subsidiary for purposes of determining its compliance with Sanctions), to pay or repay any amount owing to the Administrative Agent or any Lender under any Loan Document.

(c) The Company shall, and shall ensure that each of its controlled affiliated companies will:

(i) conduct its business in compliance with Anti-Corruption Laws in all material respects;

(ii) maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws; and

(iii) have reasonable controls and safeguards in place designed to prevent any proceeds of any Credit Event hereunder from being used contrary to the representations and undertakings set forth herein.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty of any Loan Party in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any final version of any report, certificate or other document delivered on or after the date hereof, shall prove to have been incorrect in any material respect when made;

(d) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01 or in Article VI or (ii) except as permitted herein, any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void by any Loan Party, or the Company or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after an executive of such Loan Party being aware of such failure;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that (i) results in any Material Indebtedness becoming or being declared due prior to its scheduled maturity or (ii) enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due prior to its scheduled maturity; provided that this clause (g) shall not apply to any of the following events unless such event results in the acceleration of other Material Indebtedness: (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (2) any change of control offer made within

60 days after an Acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (3) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the Acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (4) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issuances or excess cash flow, in each case pursuant to Indebtedness of an acquired business, (5) prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements and (6) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Material Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief (including, in the case of any Luxembourg Person, any Luxembourg Relief) in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case except if a bankruptcy is declared (faillissement is uitgesproken) under the Dutch Bankruptcy Act (Faillissementswet), such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or a UK Bankruptcy Event occurs with respect to any UK Relevant Entity;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief (including, in the case of any Luxembourg Person, any Luxembourg Relief) under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Company or any Subsidiary and the same shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 consecutive days;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would have a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) the occurrence of an Event of Default under and as defined in the New Bond Indenture;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent reasonably and in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other Obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii) to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Lenders acknowledge that the Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document (excluding, for the avoidance of doubt, any commitment and fee letters) and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each party that is a holder of Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and reasonably and in good faith believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with (and, so long as no Event of Default shall then exist, the consent of, such consent not to be unreasonably withheld) the Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In both cases, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgement of Lenders and Issuing Banks.

(a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.07. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the

Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or other means permitted hereunder (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it c/o Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention of Robert Hau, Chief Financial Officer, and Russell Kohl, Senior Vice President, Tax & Treasury (Facsimile No. (262) 879-5318; email: Russ.Kohl@fiserv.com), with a copy to, in the case of any notice of Default or Event of Default, Lynn S. McCreary, Chief Legal Officer (Facsimile No. (262) 879-5532; email: Lynn.McCreary@Fiserv.com);

(ii) if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, (other than Designated Loans) to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. (888) 292-9533; email: jpm.agency.cri@jpmorgan.com), (B) in the case of Borrowings denominated in Foreign Currencies and Designated Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360; email: loan_and_agency_london@jpmorgan.com), and in each case of the foregoing clauses (A) and (B), with a copy to JPMorgan Chase Bank, N.A., 560 Mission Street, 19th Floor, San Francisco, California 94105, Attention of Min Park (Telecopy No. (415) 226-0799; email: min.park@jpmorgan.com) and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iii) if to an Issuing Bank, to it at (a) JPMorgan Chase Bank, N.A., 10 South Dearborn, 7th Floor, Chicago, Illinois 60603, Abhishek Singh (email: chicago.lc.agency.activity.team@jpmorgan.com) or (b) in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;

(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. (844) 460-5663; email: jpm.agency.cri@jpmorgan.com); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.25 with respect to the extension of the Maturity Date, or as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11.2, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that no amendment entered into pursuant to the terms of Section 2.14(c) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11.2, in each case which shall only require the approval of the Required Lenders), (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date) or (vi) release the Company from its obligations under Article X (other than with respect to any Borrower ceasing to be a Borrower in accordance with this Agreement) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lenders). Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification, and (B) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(e) If the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable, documented and invoiced fees, charges and disbursements of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, in advance of contacting outside counsel of the Administrative Agent regarding matters concerning the administration of this Agreement in respect of which the Administrative Agent will expect to be reimbursed by the

Company, the Administrative Agent will notify the Company of its intent to contact such outside counsel, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent and one additional counsel for all of the Lenders and additional counsel as the Administrative Agent or any Lender or group of Lenders reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses (solely to the extent the Company is informed in writing of such conflict or different claim or defense in advance of hiring additional counsel), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document at any time during a Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations during an Event of Default in respect of such Loans or Letters of Credit.

(b) The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related reasonable and documented costs and expenses, including the reasonable fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Indemnitees taken as a whole and additional counsel as any Indemnitee or group of Indemnitees reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses (solely to the extent the Company is informed in writing of such conflict or different claim or defense in advance of hiring additional counsel), as and when incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, or the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee or any of its Affiliates, (b) a dispute among the Indemnitees not arising from a Default (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facility evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Affiliates’ material breach of the Loan Documents. Notwithstanding the foregoing, (x) each Indemnitee shall promptly repay to the Company any and all amounts previously paid by the Company pursuant to the foregoing indemnification provisions to the extent such Indemnitee or any of its Affiliates is found by a final, non-appealable judgment of a court of competent jurisdiction not to be entitled to indemnification hereunder as contemplated by the immediately preceding proviso, and (y) the Company shall not be liable for any settlement of any claim, litigation, investigation, arbitration or proceeding (each, a “Proceeding”) effectuated without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the written consent of the Company or if there is a final and non-appealable judgment for the plaintiff in any such Proceeding, the Company agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses by reason of such settlement or judgment in accordance with this Section 9.03(b). The Company shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee from all liability arising out of such Proceeding, (b) does not include any statement as to, or any admission of, fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy and (c) contains customary confidentiality and non-disparagement provisions. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in the case of any assignment that requires the Company’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof), provided that no consent of the Company shall be required (but notice to the Company, either prior to or promptly after such assignment, shall be required) for an assignment to (1) a Lender, an Affiliate of a Lender or an Approved Fund (provided further, notwithstanding the preceding clause (1), the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments), or, (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

(B) the Administrative Agent;

(C) the Issuing Banks; and

(D) the Swingline Lenders.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Company described in Section 108(e)(4) of the Code;

(F) the assignee shall not be the Company or any Subsidiary or Affiliate of the Company; and

(G) any assignment or transfer to or assumption by any Person of all or a portion of a Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments or Loans) with respect to a Dutch Borrower shall only be permitted if such Person is a Dutch Non-Public Lender.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic System as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Company described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or in clause (i) of Section 9.04(a) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(d) and (g) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

(f) EEA Financial Institutions. Notwithstanding anything to the contrary in this Section 9.04, or elsewhere in this Agreement, the consent of the Company shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to an assignee that is an EEA Financial Institution unless a Default shall have occurred and be continuing at the time of such assignment.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect in accordance with their terms as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of (i) the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan and (ii) any U.S. federal or Illinois state court sitting in Chicago, Illinois, and in each case any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal, New York State or Illinois State court sitting in New York City or Chicago. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal, New York State or Illinois State court sitting in New York City or Chicago by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required (i) by applicable laws or regulations or (ii) by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (f)(i)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the prior written consent of the Company or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries that the Administrative Agent, such Issuing Bank or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty or contractual obligation of confidentiality to the Company or any of its Subsidiaries. In the event of disclosure pursuant to clause (c)(i) or (ii) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable law, rule or regulation, as promptly as practicable notify the Company in writing of such required disclosure and if possible, prior to any such required disclosure, so as to provide the Company, at its sole expense, the reasonable opportunity to obtain a protective order or other comparable relief regarding such disclosure, (y) if the Company is unable to successfully obtain a protective order or other comparable relief, so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose and (z) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment. For the purposes of this Section, “Information” means all information which is received from or on behalf of the Company relating to the Company, its Subsidiaries or Affiliates or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE COMPANY AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Advisory or Fiduciary Responsibility. Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Loan Party with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with this Agreement, the other Loan Documents and the credit facilities evidenced hereby. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Loan Party, its Subsidiaries and other companies with which such Loan Party or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Loan Party or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use Information obtained from the Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such Information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.16. Attorney Representation. If a Dutch Borrower is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).

ARTICLE X

Company Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due, subject to the notice provisions contained in this Article X, of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives, other than as set forth in this Article X, notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article X shall not be affected by: (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement (other than to the extent provided for in any express, written release, amendment, modification or waiver with respect to any of this Article X made in accordance with Section 9.02); (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, promptly but in any event within two (2) Business Days following receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent, the Issuing Banks and the Lenders.

Any obligation of the Borrowers under Section 2.17 to pay any additional amounts to, or indemnify, any Lender or Issuing Bank for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication) to the Company with respect to this Article X and payments made hereunder.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

FISERV, INC., as the Company

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually as a Lender, as a Swingline Lender, as an Issuing Bank and as Administrative Agent

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as a Syndication Agent

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

MUFG BANK, LTD., individually as a Lender, as an Issuing Bank and as a Syndication Agent

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as a Syndication Agent

By
Name:
Title:

Jurisdiction of tax residence:

Signature Page to Third Amended and Restated Credit Agreement

Fiserv, Inc.

Treaty Passport scheme reference number:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as a Syndication Agent

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement or any of the “Loan Documents” (as defined therein) and is not a party to this Agreement other than for the sole purpose of provisions of Section 1.07 expressly applicable to it.

[ ]

By
Name:
Title:

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$210,000,000
BANK OF AMERICA, N.A.	$210,000,000
MUFG BANK, LTD.	$210,000,000
U.S. BANK NATIONAL ASSOCIATION	$210,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$210,000,000
SUNTRUST BANK	$125,000,000
THE TORONTO-DOMINION BANK, NEW YORK BRANCH	$125,000,000
BMO HARRIS BANK N.A.	$100,000,000
CITIZENS BANK, N.A.	$100,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$100,000,000
PNC BANK, NATIONAL ASSOCIATION	$100,000,000
BRANCH BANKING AND TRUST COMPANY	$80,000,000
THE NORTHERN TRUST COMPANY	$80,000,000
KEYBANK NATIONAL ASSOCIATION	$50,000,000
THE HUNTINGTON NATIONAL BANK	$40,000,000
ASSOCIATED BANK, N.A.	$25,000,000
COMERICA BANK	$25,000,000
AGGREGATE COMMITMENT	$2,000,000,000

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Fiserv, Inc. and certain Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Third Amended and Restated Credit Agreement dated as of September 19, 2018 among Fiserv, Inc., the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

[1]	Select as applicable.

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:             , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and/or their Related Parties and/or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative
Agent [and an Issuing Bank and a Swingline Lender]

By:
Title:

[Consented to:][3]

[2]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be added only if the consent of the Issuing Banks and the Swingline Lenders is required by the terms of the Credit Agreement.

2

[OTHER ISSUING BANKS AND SWINGLINE LENDERS]

[Consented to:][4]

FISERV, INC.

By:
Title:

[4]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.07 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties, (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vi) it does not bear a relationship to any Borrower described in Section 108(e)(4) of the Code and (vii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4. [The Assignee confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender]].1

5. [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]2

6. [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [            ]3, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i) each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii) each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]4

[1]	Delete as applicable – each Assignee is required to confirm which of these three categories it falls within.
[2]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.
[3]	Insert jurisdiction of tax residence.
[4]	Include if the Assignee holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

EXHIBIT B-1

FORM OF OPINION OF FOLEY & LARDNER LLP

[ATTACHED]

EXHIBIT B-2

FORM OF OPINION OF CHIEF LEGAL OFFICER OF THE COMPANY

[ATTACHED]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated                     , 20            (this “Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the

Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[                    ], thereby making the aggregate amount of its total Commitments equal to $[                    ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[                    ] with respect thereto].

[[        ]. The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]1

[[        ]. The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]2

[1]	Delete as applicable – each Increasing Lender is required to confirm which of these three categories it falls within.
[2]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

[[        ]. The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [            ]3, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i) each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii) each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]4

2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

[3]	Insert jurisdiction of tax residence.
[4]	Include if the Increasing Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

Accepted and agreed to as of the date first written above:

FISERV, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.as Administrative Agent

By:
Name:
Title:

3

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated                     , 20            (this “Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit

Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[                    ]] [and] [a commitment with respect to Incremental Term Loans of $[                    ]].

[[        ]. The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]1

[[        ]. The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]2

[1]	Delete as applicable – each Augmenting Lender is required to confirm which of these three categories it falls within.
[2]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

[[        ]. The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [            ]3, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i) each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii) each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]4

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.07 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) represents and warrants that (A) it is not a Disqualified Institution, and (B) it is not (and immediately upon giving effect hereto will not be) a Defaulting Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[            ]

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[3]	Insert jurisdiction of tax residence.
[4]	Include if the Augmenting Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

FISERV, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS

FISERV, INC.

CERTAIN SUBSIDIARY BORROWERS

CREDIT FACILITIES

September 19, 2018

LIST OF CLOSING DOCUMENTS1

A.         LOAN DOCUMENTS

1.

Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Fiserv, Inc., a Wisconsin corporation (the “Company”), the Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $2,000,000,000.

SCHEDULES

Schedule 2.01	—	Commitments
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.13	—	List of Material Subsidiaries
Schedule 6.01	—	List of Existing Indebtedness

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	—	Form of Opinion of Chief Legal Officer of the Company
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of Borrowing Subsidiary Agreement
Exhibit F-2	—	Form of Borrowing Subsidiary Termination
Exhibit G	—	[Intentionally Omitted]
Exhibit H	—	Form of Compliance Certificate
Exhibit I-1	—	Form of Borrowing Request
Exhibit I-2	—	Form of Interest Election Request
Exhibits J-1-4	—	Form of U.S. Tax Certificates

[1]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel

2.	Notes executed by the Company in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(d) of the Credit Agreement.

B.         CORPORATE DOCUMENTS

3.

Certificate of the Secretary or an Assistant Secretary of the Company certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Company, as attached thereto and as certified as of a recent date by the Secretary of State (or other applicable governmental authority) of the jurisdiction of its organization, since the date of the certification thereof by such secretary of state (or other authority), (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Company authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents to which it is a party, and authorized to request Borrowings and/or the issuance of a Letter of Credit under the Credit Agreement.

4.	Good Standing Certificate for the Company from the Secretary of State (or other applicable governmental authority) of the jurisdiction of its organization.

C.         OPINIONS

5.	Opinion of Foley & Lardner LLP, counsel for the Company.

6.	Opinion of Lynn S. McCreary, Chief Legal Officer for the Company.

D.         CLOSING CERTIFICATES AND MISCELLANEOUS

7.

A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying the following: (i) all of the representations and warranties of the Company set forth in the Credit Agreement are true and correct and (ii) no Default has occurred and is then continuing.

2

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [            ], among Fiserv, Inc., a Wisconsin corporation (the “Company”), [Name of Subsidiary Borrower], a [            ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [            ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement (other than the representations contained in Sections 3.04(a) ~~and~~, 3.12(b) and 3.18) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date. [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS] The Company agrees that the guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

FISERV, INC.

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as
Administrative Agent

By:
Name:
Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.

as Administrative Agent

for the Lenders referred to below

[            ]

[            ]

Attention: [            ]

[Date]

Ladies and Gentlemen:

The undersigned, Fiserv, Inc. (the “Company”), refers to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [                            ] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Borrowing Subsidiary under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

FISERV, INC.

By:
Name:
Title:

Copy to:      JPMorgan Chase Bank, N.A.

10 South Dearborn Street

Chicago, Illinois 60603

EXHIBIT G

[INTENTIONALLY OMITTED]

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

JPMorgan Chase Bank, N.A.,

as Administrative Agent

[            ]

[            ]

Attention: [            ]

Re:

Third Amended and Restated Credit Agreement, dated as of September 19, 2018, by and among Fiserv, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

With respect to the financial statements delivered herewith, I hereby certify, to my knowledge, that such financial statements have been prepared in accordance with GAAP (without footnotes and subject to audit and year-end adjustments in the case of quarterly financial statements).

Attached is a worksheet containing calculations required to establish the following as of the fiscal quarter ended             , 20            :

Leverage Ratio is        .            :1.00.

Interest Coverage Ratio is         .            :1.00.

In addition, I hereby certify that, to my knowledge, no condition or event has occurred and is continuing which would constitute a Default or an Event of Default, [except as follows:

SPECIFY ALL SUCH VIOLATIONS, CONDITIONS AND EVENTS AND THE NATURE AND STATUS THEREOF]

FISERV, INC.

By:
Name:
Title:

WORKSHEET

[The form of the Worksheet to be agreed to by the Company and the Administrative Agent]

EXHIBIT I-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603

Attention: [            ]

Facsimile: [            ]]1

With a copy to:

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

Re:	Fiserv, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such Revolving Borrowing requested hereby:

1.	Name of Borrower:

2.	Aggregate principal amount of Borrowing:[2]

3.	Date of Borrowing (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[3]

[1]	If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).
[2]	Not less than applicable amounts specified in Section 2.02(c).
[3]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

6.	Agreed Currency:

7.	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

The undersigned hereby represents and warrants that the conditions to lending specified in Section [~~s~~4.02(a)][~~4.01 and]1~~ 4.02(b)] of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

[FISERV, INC., as the Company]
[SUBSIDIARY BORROWER, as a Borrower]

By:
Name:
Title:

~~[1]~~ 	~~To be included only for Borrowings on the Effective Date.~~

EXHIBIT I-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603

Attention: [            ]

Facsimile: ([__]) [__]-[            ]]1

Re:	Fiserv, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Revolving Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such conversion requested hereby:

1.	List Borrower, date, Type, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.	Aggregate principal amount of resulting Borrowing:

3.	Effective date of interest election (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[2]

6.	Agreed Currency:

[Signature Page Follows]

[1]	If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).
[2]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

D-1

Very truly yours,

[FISERV, INC., as the Company]
[SUBSIDIARY BORROWER, as a Borrower]

By:
Name:
Title:

EXHIBIT J-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and applicable Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A

Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A

Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fiserv, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit K

Form of Solvency Certificate

[DATE]

This Solvency Certificate (“Certificate”) of Fiserv, Inc. (the “Company”) and its Subsidiaries is delivered pursuant to Section 4.02(a)(ii) of the Third Amended and Restated Credit Agreement, dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [            ], the duly elected, qualified and acting Chief Financial Officer of the Company, DO HEREBY CERTIFY that I have reviewed the Credit Agreement and the other Loan Documents referred to therein and have made such investigation as I have deemed necessary to enable me to express a reasonably informed opinion as to the matters referred to herein.

I HEREBY FURTHER CERTIFY, in my capacity as Chief Financial Officer and not in my individual capacity, that as of the date hereof, immediately after giving effect to the Specified Acquisition Transactions:

1. The fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise.

2. The present fair saleable value of the property of the Company and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business.

3. The Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business.

4. The Company and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the date hereof, would reasonably be expected to become an actual and matured liability.

For the purpose of the foregoing, I have assumed there is no default under the Credit Agreement on the date hereof and will be no default under the Credit Agreement after giving effect to the funding under the Credit Agreement.

[Remainder of page intentionally left blank]

Schedule 4.02(a)(ix)

List of First Data Debt Instruments

1.

The Credit Agreement, dated as of September 24, 2007, among First Data Corporation, as borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A. as syndication agent, and the other parties party thereto, as amended, modified and supplemented through January 16, 2019.

2.

The Indenture, dated August 11, 2015, among First Data Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.375% Senior Secured Notes Due 2023, as amended, modified and supplemented through January 16, 2019.

3.

The Indenture, dated November 25, 2015, by and among First Data Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.000% Senior Secured First Lien Notes Due 2024, as amended, modified and supplemented through January 16, 2019.

4.

The Indenture, dated November 25, 2015, among First Data Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.750% Senior Secured Second Lien Notes Due 2024, as amended, modified or supplemented through January 16, 2019.

5.

The Receivables Financing Agreement, dated as of December 31, 2015, by and among First Data Corporation, First Data Receivables, LLC and the other persons party thereto, as amended, modified and supplemented through January 16, 2019.